UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2006
Date of Report (Date of earliest event reported)

WORLDBID CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 201
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 201-0400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 31, 2006, Worldbid Corporation (the “Company”) entered into a Settlement Agreement with Howard Thomson concurrent with his resignation as Secretary, Treasurer, Chief Financial Officer, and a member of the Company’s Board of Directors. Under the terms of the Settlement Agreement, Mr. Thomson agreed to release the Company from any and all liabilities or obligations owed to him in consideration for $20,000. As at July 31, 2006, the Company was indebted to Mr. Thomson in the approximate amount of $40,000. Mr. Thomson also agreed to terminate any arrangements whereby the Company would be obligated to pay Mr. Thomson any fees or other remuneration.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective August 31, 2006, Howard Thomson has resigned as the Secretary, Treasurer, Chief Financial Officer and as a Director of the Company. Logan B. Anderson, the Chief Executive Officer, President and a Director of the Company, was appointed the Secretary, Treasurer and Chief Financial Officer in his place.

Mr. Thomson has recently moved to Ireland and is reducing his business activities in North America. There was no disagreement between Mr. Thomson and the Company regarding any matter relating to the Company’s operations, policies or practices.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 EXHIBITS

Exhibit	Description of Exhibit
Number

10.1	Settlement Agreement between Worldbid Corporation and Howard Thomson dated August 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDBID CORPORATION

Date:	September 5, 2006
		By:	/s/ Logan B. Anderson

LOGAN B. ANDERSON
Chief Executive Officer, Chief Financial Officer
President, Secretary, Treasurer
and Director